UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2015
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FIRST MIDWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Pierce Place, Suite 1500
Itasca, Illinois 60143-9768
(Address of principal executive offices) (zip code)

_____________________

(630) 875-7450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

First Midwest Bancorp, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders on May 20, 2015. The Company's stockholders considered three proposals, each of which is described more fully in the Company's proxy statement for the annual meeting filed with the Securities and Exchange Commission on April 14, 2015. A total of 69,999,365 shares of common stock of the Company were represented in person or by proxy at the annual meeting, which represented approximately 90% of the Company's total outstanding shares of common stock entitled to vote at the annual meeting.

The vote results on the matters presented at the annual meeting are set forth below.

Item 1 - Election of Directors. All of the nominees for election to the Company's Board of Directors were elected upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Barbara A. Boigegrain	62,753,477	1,172,938	1,784,754	4,288,196
Peter J. Henseler	62,750,047	1,182,137	1,778,985	4,288,196
Patrick J. McDonnell	63,887,798	1,544,369	279,002	4,288,196
Robert P. O'Meara	61,199,927	4,230,035	281,207	4,288,196
Mark G. Sander	61,313,351	4,103,729	294,089	4,288,196

Item 2 - Advisory Resolution Regarding the Company's Named Executive Compensation. An advisory (non-binding) resolution regarding the compensation paid by the Company to its named executive officers in 2014 was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,234,289	5,841,932	634,948	4,288,196

Item 3 - Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015 was ratified on an advisory (non-binding) basis upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,149,857	548,910	300,598	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: May 27, 2015	/s/ NICHOLAS J. CHULOS
Nicholas J. Chulos Executive Vice President, Corporate Secretary, and General Counsel